UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2010

MSCI Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Pine Street, New York, NY 10005	10005
(Address of principal executive offices)	(Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07     Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of MSCI Inc. (the “Company”) on April 8, 2010 (the “Annual Meeting”), the shareholders of the Company approved the following proposals, in each case consistent with the recommendations of the Company’s Board of Directors:

1.	The election of the members of the Company’s Board of Directors; and

2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor.

The issued and outstanding shares of the Company’s class A common stock, $0.01 par value per share, entitled to vote at the Annual Meeting consisted of 104,989,089 shares, each share being entitled to one vote. The following is a summary of the voting results for each matter presented to the shareholders:

1.    Election of members of the Company’s Board of Directors

Director	For	Against	Abstain	Broker Non-Votes
Benjamin F. duPont	89,591,169	20,910	35,626	3,356,729
Henry A. Fernandez	88,878,133	731,452	38,120	3,356,729
Alice W. Handy	89,597,038	14,319	36,348	3,356,729
Catherine R. Kinney	89,596,465	14,614	36,626	3,356,729
Linda H. Riefler	89,464,533	139,500	43,672	3,356,729
George W. Siguler	89,596,443	15,089	36,173	3,356,729
Scott M. Sipprelle	89,603,195	15,544	28,966	3,356,729
Rodolphe M. Vallee	89,598,065	14,467	35,173	3,356,729

2.    Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor

For	Against	Abstain	Broker Non-Votes
92,971,008	10,084	23,342	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: April 9, 2010	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chief Executive Officer, President and Chairman